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                                                                     EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the Summagraphics Corporation 1987 Stock Option Plan (Form S-8 No. 33-19583), 1988 Employee Stock Purchase Plan (Form S-8 No. 33-25348), 1988 Non-Employee Director Stock Option Plan (Form S-8 No. 33-26415), and CalComp Technology, Inc. 1996 Stock Option Plan for Key Employees (Form S-8 No. 333-19533) of our report dated January 20, 1997, with respect to the consolidated financial statements of CalComp Technology, Inc. included in the Annual Report (Form 10-K) of CalComp Technology, Inc. for the year ended December 29, 1996.



                                                        /s/ ERNST & YOUNG LLP

                                                        ERNST & YOUNG LLP

Orange County, California
March 26, 1997